EXHIBIT 23.1






          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





To Nortek, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report on BEST-MANINVEST GROUP dated October 20, 1995, included in this Form 8-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-22527 and 33-47897).




/s/DELOITTE & TOUCHE S.n.c.




Ancona, Italy
November 6, 1995